NEWS

FOR IMMEDIATE RELEASE	CONTACT
May 10, 2010	Richard Eisenberg
202-872-7700

Farmer Mac Reports First Quarter 2010 Results

Washington, DC – The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today reported continued momentum with respect to its core earnings performance and strengthened capital position for the first quarter ended March 31, 2010.

For first quarter 2010, Farmer Mac’s core earnings were $5.4 million ($0.54 per diluted common share) and its GAAP net income available to common stockholders was $1.8 million ($0.17 per diluted common share).  Those figures compare to first quarter 2009 core earnings of $4.8 million ($0.47 per diluted common share) and GAAP net income available to common stockholders of $33.5 million ($3.31 per diluted common share).  First quarter 2010 core earnings were driven by more favorable net interest income and reduced provisions for losses.  First quarter 2010 provisions for losses were $1.4 million, down from $6.1 million in first quarter 2009.  Farmer Mac’s first quarter 2010 GAAP earnings were reduced by a $5.8 million charge related to the retirement of previously outstanding preferred stock.  First quarter 2009 GAAP results benefited from $33.3 million of gains recorded to reflect increases in the fair values of financial derivatives and trading assets, which Farmer Mac excludes from core earnings.

Farmer Mac President and Chief Executive Officer Michael Gerber stated, “We successfully completed our previously announced capital raise in first quarter 2010.  This bolstered our regulatory capital position, allowed Farmer Mac to retire higher-cost preferred stock and, most importantly, positioned Farmer Mac to meet the growing demands of its customer base.  During 2009, Farmer Mac focused on the stabilization of its balance sheet and positioning the company for the future.  This has been accomplished.  During first quarter 2010, we have shifted our strategic focus toward our customers with the goal to grow our $10.7 billion portfolio of outstanding loans, guarantees and commitments.  With lenders in both the agricultural and rural utilities sectors continuing to look for sources of capital and liquidity and to reduce their credit risk exposures, Farmer Mac represents an important potential solution for those challenges and a means to meet the borrowing needs of lenders' rural customers.”

For the quarter ended March 31, 2010, Farmer Mac’s effective net interest spread was 105 basis points, compared to 101 basis points for the quarter ended March 31, 2009.  This increased spread combined with growth in our core business  produced $14.8 million of net interest spread in first quarter 2010, compared to $12.6 million in first quarter 2009.

Farmer Mac’s 90-day delinquencies were $70.4 million (1.64 percent of the portfolio) as of March 31, 2010, down from $86.2 million (1.90 percent) as of March 31, 2009, but up from $49.5 million (1.13 percent) as of December 31, 2009.  For much of 2009, the 90-day delinquencies were concentrated in the ethanol industry and this concentration has been significantly reduced.  Ethanol loans comprised $18.6 million of the $70.4 million of 90-day delinquencies as of March 31, 2010, compared to $58.5 million of $86.2 million as of March 31, 2009, and $19.1 million of $49.5 million as of December 31, 2009.  The increase in delinquencies when compared to December 31, 2009 is partially due to the cyclical nature of payments by producers; however, certain segments of the ag sector continue to show stress – most notably the dairy sector.  We would expect that given current conditions, these industries will continue to experience challenges during 2010.  Farmer Mac anticipates that in the near future, delinquencies, losses and charge-offs should remain within the Corporation’s historical experience, but are likely to be greater than the historical average.  As of March 31, 2010, there were no delinquencies or non-performing assets in Farmer Mac’s portfolio of rural utilities loans.

Farmer Mac uses core earnings, a non-GAAP financial measure, to measure corporate economic performance and develop financial plans because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends before the effects on earnings of temporary changes in the recorded fair values of assets and liabilities and other one-time items.  Core earnings differs from GAAP net income primarily by excluding unrealized gains or losses on financial derivatives and trading assets, lower of cost or fair value adjustments on loans held for sale and, for first quarter 2010, other items related to the retirement of preferred stock and the amortization of premiums on assets consolidated at fair value.  Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac’s GAAP net income available to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings
	For the Three Months Ended
	March 31, 2010		March 31, 2009
		Per		Per
		Diluted		Diluted
		Share		Share
	(in thousands, except per share amounts)

GAAP net income available to common stockholders	$1,767	$0.17	$33,518	$3.31
Less the effects of:
Unrealized gains on financial derivatives, net of tax	1,887	0.19	9,728	0.96
Unrealized gains on trading assets, net of tax	2,188	0.21	20,557	2.03
Net effects of settlements on agency forward contracts, net of tax	206	0.02	(1,560)	(0.15)
Plus the effects of:
Issuance costs on the retirement of preferred stock	5,784	0.57	-	-
Amortization of premiums on assets consolidated at fair value, net of tax	682	0.07	-	-
Lower of cost or fair value adjustment on loans held for sale, net of tax	1,478	0.15	-	-
Core earnings	$5,430	$0.54	$4,793	$0.47

More complete information on Farmer Mac’s performance for the quarter ended March 31, 2010 is set forth in the Form 10-Q filed by Farmer Mac earlier today with the Securities and Exchange Commission (SEC).

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments.  Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:   (1) the availability to Farmer Mac and Farmer Mac II LLC of debt financing on reasonable rates and terms; (2) legislative or regulatory developments that could affect Farmer Mac; (3) fluctuations in the fair value of assets held by Farmer Mac and Farmer Mac II LLC; (4) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (6) borrower preferences for fixed rate agricultural mortgage indebtedness; (7) the impact of economic conditions and real estate values on agricultural mortgage lending; (8) the willingness of investors to invest in Farmer Mac Guaranteed Securities; (9) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac; and (10) the future level of interest rates, commodity prices, and export demand for U.S. agricultural products.  Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010 and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the SEC earlier today.  The forward-looking statements contained in this release represent management’s expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, rural utilities loans, and USDA-guaranteed farm program and rural development loans.  Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com.  Farmer Mac II LLC is a recently-organized Delaware limited liability company, in which Farmer Mac owns all of the common equity, that is now operating the Farmer Mac II business of purchasing and holding USDA-guaranteed loans.  Additional information about Farmer Mac II LLC is available on its website at www.farmermac2.com.

The conference call to discuss Farmer Mac’s first quarter 2010 financial results and the Corporation’s Form 10-Q for first quarter 2010 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time on Tuesday, May 11, 2010.  An audio recording of that call will be available on Farmer Mac’s website for two weeks after the call is concluded.

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2010	2009
	(in thousands)
Assets:
Cash and cash equivalents	$418,211	$654,794
Investment securities:
Available-for-sale, at fair value	1,198,374	1,041,923
Trading, at fair value	82,826	89,972
Total investment securities	1,281,200	1,131,895
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value	1,793,927	2,524,867
Trading, at fair value	-	874,129
Total Farmer Mac Guaranteed Securities	1,793,927	3,398,996
USDA Guaranteed Securities:
Available-for-sale, at fair value	781,823	-
Trading, at fair value	407,844	-
Total USDA Guaranteed Securities	1,189,667	-
Loans:
Loans held for sale, at lower of cost or fair value	758,437	666,534
Loans held for investment, at amortized cost	90,823	93,478
Loans held for investment in consolidated trusts, at amortized cost	1,789,026	-
Allowance for loan losses	(9,142)	(6,292)
Total loans, net of allowance	2,629,144	753,720
Real estate owned, at lower of cost or fair value	3,132	739
Financial derivatives, at fair value	21,170	15,040
Interest receivable	64,794	67,178
Guarantee and commitment fees receivable	34,195	55,016
Deferred tax asset, net	20,081	24,146
Prepaid expenses and other assets	23,644	37,289
Total Assets	$7,479,165	$6,138,813

Liabilities, Mezzanine Equity and Equity:
Liabilities:
Notes payable:
Due within one year	$3,404,475	$3,662,898
Due after one year	2,082,578	1,908,713
Total notes payable	5,487,053	5,571,611
Debt securities of consolidated trusts held by third parties	1,337,331	-
Financial derivatives, at fair value	110,602	107,367
Accrued interest payable	47,530	39,562
Guarantee and commitment obligation	31,039	48,526
Accounts payable and accrued expenses	12,094	23,445
Reserve for losses	6,427	7,895
Total Liabilities	7,032,076	5,798,406
Mezzanine Equity:
Series B redeemable preferred stock, par value $1,000 per share, 150,000 shares authorized, issued and outstanding as of December 31, 2009 (redemption value $150,000,000)	-	144,216
Stockholders' Equity:
Preferred stock:
Series C, par value $1,000 per share, 100,000 shares authorized, 57,578 issued and outstanding as of March 31, 2010 and December 31, 2009	57,578	57,578
Common stock:
Class A Voting, $1 par value, no maximum authorization	1,031	1,031
Class B Voting, $1 par value, no maximum authorization	500	500
Class C Non-Voting, $1 par value, no maximum authorization	8,613	8,611
Additional paid-in capital	97,861	97,090
Accumulated other comprehensive income	7,587	3,254
Retained earnings	32,066	28,127
Total Stockholders' Equity	205,236	196,191
Non-controlling interest - preferred stock	241,853	-
Total Equity	447,089	196,191
Total Liabilities, Mezzanine Equity and Equity	$7,479,165	$6,138,813

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended
	March 31, 2010	March 31, 2009
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$6,483	$8,909
Farmer Mac and USDA Guaranteed Securities	20,831	27,759
Loans	33,418	10,485
Total interest income	60,732	47,153
Total interest expense	37,115	23,713
Net interest income	23,617	23,440
Provision for loan losses	(2,850)	(3,534)
Net interest income after provision for loan losses	20,767	19,906

Non-interest income:
Guarantee and commitment fees	5,919	7,410
(Losses)/gains on financial derivatives	(5,804)	1,711
Gains on trading assets	3,367	31,625
Other-than-temporary impairment losses	-	(81)
Gains on sale of available-for-sale investment securities	240	3,150
Gains on sale of loans and Farmer Mac Guaranteed Securities	-	1,581
Lower of cost or fair value adjustment on loans held for sale	(2,274)	-
Other income	829	234
Non-interest income	2,277	45,630

Non-interest expense:
Compensation and employee benefits	3,511	4,025
General and administrative	2,503	2,914
Regulatory fees	563	513
Real estate owned operating costs	10	21
(Recoveries)/provision for losses	(1,468)	2,519
Non-interest expense	5,119	9,992
Income before income taxes	17,925	55,544
Income tax expense	4,336	18,090
Net income	13,589	37,454
Less: Net income attributable to non-controlling interest - preferred stock dividends	(4,068)	-
Net income attributable to Farmer Mac	9,521	37,454
Preferred stock dividends	(1,970)	(3,936)
Loss on retirement of preferred stock	(5,784)	-
Net income available to common stockholders	$1,767	$33,518

Earnings per common share and dividends:
Basic earnings per common share	$0.17	$3.31
Diluted earnings per common share	$0.17	$3.31
Common stock dividends per common share	$0.05	$0.05